UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2004

Mestek, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-448	25-0661650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

260 North Elm Street, Westfield, MA	01085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (413)-568-9571

ITEM 9. REGULATION FD DISCLOSURE

On June 23, 2004 Mestek, Inc. issued a press release relating to the Company’s and its second tier subsidiary, Met-Coil Systems Corporation’s (“Met-Coil”), joint proposal of a Fourth Amended Plan of Reorganization for Met-Coil in Met-Coil’s bankruptcy proceedings as well as the Bankruptcy Court approval of a Disclosure Statement in those proceedings.

The information included in this Form 8-K, including the press release attached as Exhibit 99.1, the proposed Fourth Amended Plan of Reorganization attached as Exhibit 99.2 and the Bankruptcy Court-approved Disclosure Statement attached as Exhibit 99.3, are incorporated by reference into this Item 9 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS—Certain of the statements contained in the press release attached hereto, including, without limitation, statements as to management’s good faith expectations and beliefs are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. For additional information about risks and uncertainties that could adversely affect the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

ITEM 7. — FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed or furnished as part of this Report to the extent described in Item 9.

Exhibit Name	Description
99.1
Press Release dated June 23, 2004 pertaining to the Company's and its second tier subsidiary, Met-Coil Systems Corporation's ("Met-Coil"), joint proposal of a Fourth Amended Plan of Reorganization for Met-Coil in Met-Coil’s bankruptcy proceedings as well as the Bankruptcy Court approval of a Disclosure Statement in those proceedings
99.2	Proposed Fourth Amended Plan of Reorganization
99.3	Disclosure Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESTEK, INC.

Date: June 24, 2004	By /s/ Stephen M. Shea Stephen M. Shea Senior Vice President Chief Financial Officer